UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

NRG YIELD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2014, each of NRG Yield Operating LLC (“Yield Operating LLC”), as borrower,  and NRG Yield LLC (“Yield LLC”), as guarantor, entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with certain subsidiaries of Yield Operating LLC party thereto, as guarantors, Royal Bank of Canada, as administrative agent, the lenders party thereto and the other parties listed on the signature pages thereof that amended and restated that certain Credit Agreement, dated as of July 22, 2013, as amended, among Yield Operating LLC, Yield LLC, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.  Each of Yield Operating LLC and Yield LLC are subsidiaries of NRG Yield, Inc.

The Amended and Restated Credit Agreement provides that Yield Operating LLC can borrow, on a revolving basis, up to a maximum principal amount of $450 million at a rate per annum equal to LIBOR or a base rate plus an applicable margin determined by reference to a leverage based pricing grid and ranging from (a) 2.25% to 2.75% in the case of LIBOR loans and (b) 1.25% to 1.75% in the case of base rate loans.  The Amended and Restated Credit Agreement will mature on April 25, 2019.  The lenders under the Amended and Restated Credit Agreement will be paid a per annum commitment fee determined by reference to a leverage based pricing grid and ranging from 0.375% to 0.50% on the average daily amount of the unused portion of the commitments.  The Amended and Restated Credit Agreement provides for the issuance of letters of credit pursuant to a letter of credit sub-facility, up to a maximum principal amount that is the lesser of (a) $400 million and (b) the aggregate amount of the letter of credit commitments accepted by Royal Bank of Canada and any additional letter of credit issuers.  The amount of Yield Operating LLC’s outstanding letters of credit reduces availability under the Amended and Restated Credit Agreement.

Borrowings under the Amended and Restated Credit Agreement are guaranteed by Yield LLC and certain subsidiaries of Yield Operating LLC, other than subsidiaries that are excluded project companies, and are secured by substantially all of the assets of Yield Operating LLC and the guarantors, subject to certain customary exceptions.  The Amended and Restated Credit Agreement contains covenants that limit certain of Yield Operating LLC’s and the guarantors activities, including those relating to: mergers; consolidations; the ability to secure additional indebtedness; sales, transfers and other dispositions of property and assets; providing new guarantees; investments; and granting additional security interests.  The Amended and Restated Credit Agreement also contains customary events of default and related cure provisions, including the requirement that Yield Operating LLC pay additional interest at the rate of 2.0% per year upon the occurrence of an Event of Default.  Additionally, Yield Operating LLC is required to comply with a maximum leverage ratio covenant and a minimum interest coverage ratio covenant on a quarterly basis, and its ability to pay cash dividends is subject to certain restrictions.

The foregoing summary of the Amended and Restated Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.  A press release announcing the entry into the Amended and Restated Credit Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Amended and Restated Credit Agreement are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.

	By:	/s/ David R. Hill
David R. Hill
Executive Vice President and General Counsel
April 28, 2014

EXHIBIT INDEX

Exhibit No.	Document

10.1

Amended and Restated Credit Agreement, dated April 25, 2014, by and among NRG Yield Operating LLC, NRG Yield LLC, Royal Bank of Canada, as Administrative Agent, the lenders party thereto, Royal Bank of Canada, Goldman Sachs Bank USA and Bank of America, N.A., as L/C Issuers and RBC Capital Markets as Sole Left Lead Arranger and Sole Left Lead Book Runner.

99.1	Press Release dated April 28, 2014.